Exhibit (h)(1)(b)

AMENDMENT TO ADMINISTRATIVE AGREEMENT
Dated  October 17, 2001


	The Administrative Agreement by and between First Pacific
Mutual Fund, Inc., a Maryland corporation (the "Company"), for the Hawaii Municipal Fund series and the Hawaii Intermediate Fund series and First Pacific Capital Corporation, a Hawaii corporation, is amended as follows:


FIRST:	The Administrative Agreement is hereby amended
to change the name of First Pacific Capital Corporation to First
Pacific Corporation.

	SECOND:	The foregoing amendment to the Administrative
Agreement has been duly approved by at least a majority of the entire Board of Directors of the Company. The amendment is limited to changes expressly permitted to be made without action of the shareholders.

	THIRD:	The Administrative Agreement Amendment will
become effective on October 17, 2001.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

					FIRST PACIFIC MUTUAL FUND, INC.


					By:  /s/  Terrence K.H. Lee
					     Terrence K.H. Lee, President
[Corporate Seal]

					Attest:  /s/  Jean M. Chun
					 	   Jean M. Chun, Secretary




FIRST PACIFIC CORPORATION


					By:  /s/  Terrence K.H. Lee
					     Terrence K.H. Lee, President
[Corporate Seal]

					Attest:  /s/  Jean M. Chun
						   Jean M. Chun, Secretary